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                                  Exhibit 10.48

                          Partnership Agreement between
                             GAIA and Tamarchco GmbH


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                              PARTNERSHIP AGREEMENT



                                     between



                              the Investee Company

                          GAIA Akkumulatorenwerke GmbH
                             Montaniastra(beta)e 17
                                99734 Nordhausen

                - hereinafter referred to as "Investee Company" -



                                       and



                                  the Investor

                                 Tamarchco GmbH
                              Nonnenstra(beta)e 37
                                  04229 Leipzig

                  - hereinafter referred to as the "Investor" -

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                                      (S) 1
                             Purpose of the company

(1) The participation of the Investor serves to jointly finance machines and equipment and investments for the set-up of a manufacturing plant to produce lithium-ion solid accumulators as starter batteries as well as a sales unit in Nordhausen/Thuringia.

(2) The Investor shall merge with the Investee Company to form a typical dormant partnership in order to promote its business activities by doing so.

                                      (S) 2
                                  Contribution

(1) The Investor shall contribute a capital investment of

                                  DM 292.000,00
          (in words: two hundred and ninety two thousand Deutsche Mark)

    in cash.

                                      (S) 3
                  Start and duration of the dormant partnership

(1) The partnership begins upon signing the contract. It is limited in time until 30 December 2008.

(2) The partnership may be terminated at any time without notice for good cause by the Investor without prejudice to the above provision. If the contribution has not yet been paid at all or has not been paid in full, the Investor shall be released from its obligation to pay the contribution.

    Good cause especially exists if

       (a) the basic requirements for granting the participation have changed or cease to exist at a later stage;

       (b) a measure requiring consent according to (S) 9 (1) and/or (2) is taken without obtaining the prior written consent of the Investor;

       (c) profits distributed to shareholders of the Investee Company are obviously disproportionate to the earning power and the equity base of the company;

       (d) the participation appears endangered by the economic situation of the Investee Company and a sustained improvement of the situation cannot be expected in the Investor's opinion (e.g. sustained depletion of capital; negative annual results for several consecutive years);

       (e) bills accepted by the Investee Company are protested, the Investee Company stops payments, a bankruptcy petition is filed or an application for the opening of court settlement proceedings is filed;

       (f) there are other facts and circumstances which make a continuation of the partnership appear unreasonable.

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                                      (S) 4
                                   Management

The Investor is not involved in the management of the Investee Company and has no power of representation.

                                      (S) 5
                                 Financial year

The financial year of the dormant partnership corresponds to that of the Investee Company.

                                      (S) 6
                    Duties and rights to provide information

(1) The Investee Company undertakes to set up and maintain a company accounting and reporting system with informative value. This includes accounting for planning and control.

(2) The Investee Company undertakes to submit to the Investor as early as possible after the closure of the financial year, however no later than 6 months after the balance sheet date, the annual balance sheet with a profit and loss account and notes prepared by a member of the tax consulting or accounting profession. The annual financial statement shall be drawn up pursuant to Sections 238 - 289 of the German Commercial Code as amended. The tax consultant shall expressly confirm the regularity of the assessment of the current situation of the company's assets and compliance with valuation rules. Upon demand by the Investor, audited and certified annual financial statements including the auditor's reports shall be submitted by an auditor.

(3) The Investee Company shall submit reports on tax audits to the Investor without delay after receipt thereof without being requested to do so.

(4) The Investee Company shall report to the Investor at least once a quarter each year on the business development of the company. The Investee Company and the Investor shall coordinate which documents are suitable for this purpose.

(5) The Investee Company shall submit to the Investor the profit planning and financial planning for the next financial year by the end of a financial year.

(6) The Investor is entitled to inspect the business premises of the Investee Company during customary hours of business. It may examine the balance sheet, the profit and loss account and the entire accounting of the Investee Company. It may also entrust an expert third party with such an audit. The Investor shall only exercise its right to audit if it is impossible to clarify matters as required and obtain information with sufficient reliability in any other manner.

                                      (S) 7
                               Fixed remuneration

(1) The Investee Company shall pay fixed remuneration for the participation at 6% each year. This is due and payable in two equivalent instalments on 30 June and 31 December each year.

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                                      (S) 8
                                 Profit sharing

(1) In addition to the fixed remuneration the Investor shall receive a 12% share in the profits related to its contribution.

(2) Furthermore, the active participation of the Investor in the share capital has been planned for the further financing of the Investee Company. Against this background profit sharing which goes beyond the provision set forth in
    (S) 8 has been planned also for this Partnership Agreement; the arrangement of this has yet to be agreed between the Investor and the Investee Company.

(3) The profits payable to the Investor according to paragraph (1) are due after the approval of the annual financial statements, however no later than 6 months after the balance sheet date.

(4) If corrections and amendments are made to profits at a later stage, e.g. after tax audits, the Investor's share in the profits shall also be corrected for the period of time concerned.

(5) The Investor shall not have any share in the existing hidden reserves nor those hidden reserves which arise during the period of the partnership.

(6) The Investor is exempted from any loss-sharing.

                                      (S) 9
                             Rights of participation

(1) Measures which exceed the scope of ordinary business operations require the prior written approval of the Investor. This includes particularly:

    (a) amendments to the Articles of Association of the Company;

    (b) the admission of new - also dormant - partners;

    (c) the appointment and dismissal of managing directors;

    (d) the conclusion, amendment and rescission of company agreements (such as company lease agreements, profit transfer agreements, agreements between interlocking companies, between a community of interests, cooperation and sales agreements);

    (e) takeover and disposals of shareholdings in other companies;

    (f) sale of the company as a whole or parts thereof;

    (g) the extension of credit and loans to shareholders or other family members or associated companies.

(2) If a measure subject to approval according to paragraph (1) or (2) is taken without obtaining the Investor's prior written approval, this provides a good cause to terminate the agreement without notice according to (S) 3 (2) letter b).
    Furthermore, the Investee Company undertakes to compensate the dormant partner for the damage possibly incurred by the measure. Instead of filing a claim for damages, the Investor may restrict itself to demanding that the results of the measure at issue are not taken into consideration when determining its share in the profits.

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                                     (S) 10
                                    Insurance

The Investee Company undertakes to insure its company against all risks for which insurance cover is required and customary for companies such as that of the Investee Company for an adequate sum for the duration of this Partnership Agreement.

                                     (S) 11
                                Supervisory Board

(1) A supervisory board shall be set up at the Investee Company if the Investor deems this necessary.

(2) The Investee Company undertakes to prepare rules of procedure for the management in conjunction with the supervisory board.

(3) The approval of the Investor shall be deemed given for all measures concerning which the Investor has a right of participation according to (S) 9 of this Agreement if its representative on the supervisory board has approved an appropriate resolution.

                                     (S) 12
                         Repayment of the participation

At the end of the partnership, the nominal amount of the contribution shall be repaid to the Investor.

                                     (S) 13
                                  Payments due

Interest shall be paid for outstanding payments under this Agreement at 3 % p.a. above the discount rate of the German Central Bank from the date due until receipt thereof by the Investor. The interest shall be paid each quarter.

                                     (S) 14
                                Other provisions

(1) Upon request the Investor shall advise the Investee Company on all measures which promote the purposes of the company, in particular on issues concerning financing.

(2) Amendments and supplements to this Agreement are only effective if they are agreed in writing.

(3) Should individual provisions of this Agreement be or become invalid, the remaining parts of the Agreement shall remain valid. Any invalid provisions shall be interpreted or supplemented in such a manner that the purpose intended by this Agreement is achieved by way of an agreement between the contracting parties.

(4) In case of disputes arising under this Agreement, the courts at Nordhausen, Germany, have jurisdiction and venue.

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                                     (S) 15
                              Additional provisions

(1) The Investee Company shall not pay the remuneration and share in the profits named in (S) 7 and (S) 8 until the Investee Company has generated an accumulated profit amounting to DM 7,500,000.00.





Nordhausen, on ___________________      Leipzig, on _______________________





(Signature)                             (Signature)
GAIA Akkumulatorenwerke GmbH            Tamarchco GmbH